MANAGEMENT AGREEMENT

TO: LoCorr Fund Management, LLC
       261 School Avenue, 4th Floor
       Excelsior, MN 55331

Dear Sirs:

       By this letter, LoCorr Investment Trust (the "Trust") confirms our agreement with you.

       The Trust has been organized to engage in the business of an open-end management investment company.

       You have been selected to act as the sole investment manager of the series of the Trust listed on Appendix
A to this Agreement (each a "Fund" and collectively, the "Funds"), and to provide certain other services with respect to the Funds, as more fully set forth below, and you are willing to act as such investment manager and to perform such services under the terms and conditions set forth in this agreement.  Accordingly, the Trust agrees with you as follows, effective upon the commencement of each Fund's operations.

1. ADVISORY SERVICES

       Subject to the supervision of the Board of Trustees of the Trust, you will provide or arrange to be provided to each Fund such investment advice as you in your discretion deem advisable and will furnish or arrange to be furnished a continuous investment program for each Fund consistent with the Fund's investment objective and policies.  You will determine or arrange for others to determine the securities to be purchased for each Fund, the portfolio securities to be held or sold by each Fund and the portion of each Fund's assets to be held uninvested, subject always to each Fund's respective investment objective, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board may from time to time establish.  You will furnish such reports, evaluations, information or analyses to the Trust as the Board of Trustees of the Trust may request from time to time or as you may deem to be desirable.  You also will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Trust.  You may delegate any of the responsibilities, rights or duties described above to one or more persons, provided you notify the Trust and agree that such delegation does not relieve you from any liability hereunder.

       The Adviser shall provide at least sixty (60) days' prior written notice to the Trust of any change in the ownership or management of the Adviser, or any event or action that may constitute a change in control.  The
Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of a Fund.

2. USE OF SUB-ADVISERS

       You may delegate any or all of the responsibilities, rights or duties described above to one or more sub-
advisers who shall enter into agreements with you, provided the agreements are approved and ratified (i) by the
Board including a majority of the trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required under interpretations of the Investment
Company Act of 1940, as amended (the "Act"), by the Securities and Exchange Commission or its staff, by vote of the holders of a majority of the outstanding voting securities of the applicable Fund (unless the Trust has obtained an exemption from the provisions of Section 15(a) of the Act).  Any such delegation shall not relieve you from any liability hereunder.

3. ALLOCATION OF CHARGES AND EXPENSES

       You will pay the compensation of any sub-adviser retained pursuant to paragraph 2 above and the compensation and expenses of any persons rendering any services to the Trust who are directors, officers, employees, members or stockholders of your corporation or limited liability company and will make available, without expense to the Fund, the services of such of your employees as may duly be elected trustees or officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.  The compensation and expenses of any trustees, officers and employees of the Trust who are not directors, officers, employees, members of your limited liability company will be paid by the respective Fund.  You will pay all advertising, promotion and other distribution expenses incurred in connection with the Fund's shares to the extent such expenses are not permitted to be paid by the Fund under any distribution expense plan or any other permissible arrangement that may be adopted in the future.

       Each Fund will be responsible for the payment of all operating expenses of the respective Fund, including the compensation and expenses of any employees of the Trust and of any other persons rendering any services to the
Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations;
advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares that the Fund is authorized to pay pursuant to Rule 12b-1 under the Act; and all other operating expenses not specifically assumed by you.  Each Fund will also pay all brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of the non-interested person Trustees and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's Trustees and officers with respect thereto.

       You may obtain reimbursement from the respective Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

4. COMPENSATION OF THE MANAGER

       For all of the services to be rendered as provided in this Agreement, as of the last business day of each month, each Fund will pay you a fee based on the average value of the daily net assets of the respective Fund and paid at an annual rate as specified in Appendix A attached hereto.

       The average value of the daily net assets of each Fund shall be determined pursuant to the applicable provisions of the Agreement and Declaration of Trust or a resolution of the Board of Trustees, if required.  If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day.  If the determination of the net asset value of a Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

5. EXECUTION OF PURCHASE AND SALE ORDERS

       In connection with purchases or sales of portfolio securities for the account of a Fund, it is understood that you (or the applicable sub-adviser retained pursuant to paragraph 2 above) will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you (or the sub-
adviser), subject to review of this selection by the Board of Trustees from time to time.  You (or the sub-adviser)
will be responsible for the negotiation and the allocation of principal business and portfolio brokerage.  In the selection of such brokers or dealers and the placing of such orders, you (or the sub-adviser) are directed at all times to seek for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

       You (or the sub-adviser) should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received.  In seeking best qualitative execution, you (or the sub-adviser) are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which you exercise investment discretion.  You (or the sub-adviser) are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction, which commission is in excess of the amount of the commission another broker or dealer would have charged for effecting that transaction, if you (or the sub-adviser) determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer.  The determination may be viewed in terms of either a particular transaction or your (or the sub-adviser's) overall responsibilities with respect to the Fund and to accounts over which you (or the sub-adviser) exercise investment discretion.  The Funds and you (and the sub-adviser) understand and acknowledge that, although the information may be useful to a Fund and you (and the sub-adviser), it is not possible to place a dollar value on such information.
The Board of Trustees shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the respective Fund.

       A broker's or dealer's sale or promotion of Fund shares shall not be a factor considered by your personnel responsible for selecting brokers to effect securities transactions on behalf of the Funds.  You and your personnel shall not enter into any written or oral agreement or arrangement to compensate a broker or dealer for any promotion or sale of Fund shares by directing to such broker or dealer (i) the Fund's portfolio securities transactions or (ii) any remuneration, including but not limited to, any commission, mark-up, mark down or other fee received or to be received from the Fund's portfolio transactions through such broker or dealer.  However, you may place Fund portfolio transactions with brokers or dealers that sell or promote shares of the Fund provided the Board of Trustees has adopted policies and procedures under Rule 12b-1(h) under the Act and such transactions are conducted in compliance with those policies and procedures.

       Subject to the provisions of the Act, and other applicable law, you (or the sub-adviser), any of your (and the sub-adviser's) affiliates or any affiliates of your (or the sub-adviser's) affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others.  If any occasion should arise in which you (or the sub-adviser) give any advice to your clients (or clients of the sub-adviser)
concerning the shares of a Fund, you (or the sub-adviser) will act solely as investment counsel for such client and not in any way on behalf of the Fund.

6. PROXY VOTING

       You will vote, or cause your designee to vote, all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested from time to time.  Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the respective Fund and in accordance with your proxy voting policy.  You agree to provide a copy of your proxy voting policy, and any amendments thereto, to the Trust prior to the execution of this Agreement.

7. CODE OF ETHICS

       You have adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption.  Within 45 days of the last calendar quarter of each year while this Agreement is in effect, you will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that you have adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code.

8. SERVICES NOT EXCLUSIVE/USE OF NAME

       Your (and a sub-adviser's) services to the Fund(s) pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that you (or a sub-adviser) may render investment advice, management and other services to others, including other registered investment companies, provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner, with your ability to meet all of your obligations with respect to rendering services to the Funds.

       The Trust and you acknowledge that all rights to the name "LoCorr" or any variation thereof belong to you, and that the Trust is being granted a limited license to use such words in any Fund name or in any class name.  In the event you cease to be the adviser to a Fund, the Trust's right to the use of the name "LoCorr" with respective to such
Fund shall automatically cease on the 90th day following the termination of this Agreement.  The right to the name may also be withdrawn by you during the term of this Agreement upon ninety (90) days' written notice by you to the
Trust.  Nothing contained herein shall impair or diminish in any respect, your right to use the name "LoCorr" in the name of or in connection with any other business enterprises with which you are or may become associated.  There is no charge to the Trust for the right to use this name.

9. LIMITATION OF LIABILITY OF MANAGER

       You may rely on information reasonably believed by you to be accurate and reliable.  Except as may otherwise be required by the Act or the rules thereunder, neither you nor your directors, officers, employees, shareholders, members, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this
Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

       Any person, even though also a director, officer, employee, shareholder, member or agent of you, who may be or become a trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the
Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of you, or one under your control or direction, even though paid by you.

10. DURATION AND TERMINATION OF THIS AGREEMENT

       The term of this Agreement shall begin with respect to each Fund upon the commencement of the respective Fund's operations and shall continue in effect with respect to the Fund for a period of two years.  This
Agreement shall continue in effect with respect to each Fund from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities of the Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this
Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may, on sixty (60) days' written notice, be terminated with respect to a Fund, at any time without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, or by you.  This Agreement shall automatically terminate in the event of its assignment

11 AMENDMENT OF THIS AGREEMENT

       No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the
Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the Act by the Securities and Exchange
Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

12. LIMITATION OF LIABILITY TO TRUST PROPERTY

       The term "LoCorr Investment Trust" means and refers to the Trustees from time to time serving under the
Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended.  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of
Trustees, officers, employees, agents or nominees of the Trust, or any shareholders of any series of the Trust, personally, but bind only the trust property of the Trust (and only the property of the applicable Fund), as provided in the Agreement and Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the applicable Fund and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (and only the property of applicable Fund) as provided in its
Agreement and Declaration of Trust.  A copy of the Agreement and Declaration of Trust is on file with the Secretary of State of Ohio.

13. SEVERABILITY

       In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

15.  BOOKS AND RECORDS

       In compliance with the requirements of Rule 31a-3 under the Act, you agree that all record which you maintain for the Trust are the property of the Trust and you agree to surrender promptly to the Trust such records upon the Trust's request.  You further agree to preserve for the periods prescribed by Rule 31a-2 under the Act all records which you maintain for the Trust that are required to be maintained by Rule 31a-1 under the Act.

16. QUESTIONS OF INTERPRETATION

       (a) This Agreement shall be governed by the laws of the State of Ohio.

       (b) For the purpose of this Agreement, the terms "assignment," "majority of the outstanding voting securities," "control" and "interested person" shall have their respective meanings as defined in the Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission under the Act; and the term "brokerage and research services" shall have the meaning given in the
Securities Exchange Act of 1934.

       (c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff.  In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

17. NOTICES

       Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust is 261 School Avenue, 4th Floor, Excelsior, MN 55331.

18. CONFIDENTIALITY

       You agree to treat all records and other information relating to the Trust and the securities holdings of the
Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law.  In addition, you, and your officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of a Fund, as a result of disclosing the Fund's portfolio holdings.  You agree that, consistent with your Code of Ethics, neither you nor your officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund's portfolio holdings.

19. COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. BINDING EFFECT

       Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

21. CAPTIONS

       The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

Yours very truly,

LoCorr Investment Trust

Dated: 03/16/2016                        .

       LoCorr Investment Trust

 /s/ Jon C. Essen               .
       Jon C. Essen, Treasurer and Secretary

ACCEPTANCE:

The foregoing Agreement is hereby accepted.

LoCorr Fund Management, LLC

Dated: 03/16/2016                        .

LoCorr Fund Management, LLC

       /s/ Jon C. Essen              .
       Jon C. Essen, Chief Financial Officer
Appendix A

Series of LoCorr Investment Trust

Fund
Fee
Date of Commencement of
Fund Operations
LoCorr Managed Futures Strategy Fund
1.85%
March 22, 2011
LoCorr Long/Short Commodities Strategy
Fund
See Incremental
Advisory Fee below
January 1, 2012
LoCorr Long/Short Equity Fund
2.45%
May 10, 2013
LoCorr Spectrum Income Fund
1.30%
January 1, 2014
LoCorr Market Trend Fund
1.50%
July 1, 2014
LoCorr Multi-Strategy Fund
1.75%
April 6, 2015

Incremental Advisory Fee for
LoCorr Long/Short Commodity Strategies Fund

Net Assets per Fund
Incremental
Advisory Fee
$0 - .5 billion
1.50%
$.5 - 1 billion
1.40%
$1 - 1.5 billion
1.30%
$1.5 - 2.0 billion
1.20%
$2.0 - $2.5 billion
1.10%
Over $2.5 billion
1.00%

759483

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